EXHIBIT 3.2

                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                              STAFF LEASING, INC.

                                   PREAMBLE

          These Bylaws are subject to, and governed by, the Florida Business Corporation Act (the "Florida Act") and the Articles of Incorporation (the "Articles of Incorporation") of Staff Leasing, Inc., a Florida corporation (the "Corporation"). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the Florida Act or the provisions of the Articles of Incorporation, such provisions of the Florida Act or the Articles of Incorporation, as the case may be, will be controlling.

                              ARTICLE I: OFFICES

          1.1 Registered Office and Agent. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Florida.

          1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Florida, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                     ARTICLE II: MEETINGS OF SHAREHOLDERS

          2.1 Annual Meeting. An annual meeting of shareholders of the Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the shareholders shall elect directors and transact such other business as may be properly brought before the meeting.

          2.2 Special Meeting. A special meeting of the shareholders may be called by the Board of Directors pursuant to a resolution adopted by a majority of the


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Classified Directors (as defined in Section 3.2 hereof) then serving, by the
Chairman of the Board, or by written demand of any holder or holders of record of at least twenty-five percent (25%) of the outstanding shares of capital stock of the Corporation then entitled to vote on any matter for which the respective special meeting is being called (considered for this purpose as one class), such demand stating the purpose or purposes for which the meeting is called. Subject to the requirements for notice stated in Section 2.4 hereof, a special meeting shall be held on such date and at such time as shall be designated by the person(s) calling the meeting and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting given in accordance with these Bylaws or in a duly executed waiver of notice of such meeting.

          2.3 Place of Meetings. An annual meeting of shareholders may be held at any place within or without the State of Florida designated by the Board of Directors. A special meeting of shareholders may be held at any place within or without the State of Florida designated in the notice of the meeting or a duly executed waiver of notice of such meeting. Meetings of shareholders shall be held at the principal offices of the Corporation unless another place is designated for meetings in the manner provided herein.

          2.4 Notice. Written or printed notice stating the place, day, and time of each meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person(s) calling the meeting, to each shareholder of record entitled to vote at such meeting. If such notice is to be sent by mail, it shall be directed to such shareholder at his or her address as it appears on the records of the Corporation, unless he or she shall have filed with the Secretary of the Corporation a written request that notices to him or her be mailed to some other address, in which case it shall be directed to him or her at such other address. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy and who shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy.


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          2.5 Notice of Shareholder Business; Nomination of Director
Candidates.

          (a) At annual or special meetings of the shareholders, only such business shall be conducted as shall have been brought before meetings
     (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 2.5, who shall be entitled to vote at such meeting, and who complies with the notice procedures set forth in this Section 2.5.

          (b) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors may be made at an annual or special meeting of shareholders (i) by or at the direction of the Board of Directors, (ii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 2.5, who shall be entitled to vote for the election of directors at the meeting, and who complies with the notice procedures set forth in this Section 2.5.

          (c) A shareholder must give timely, written notice to the Secretary of the Corporation to nominate directors at an annual or special meeting pursuant to Section 2.5(b) hereof or to propose business to be brought before an annual or special meeting pursuant to clause (iii) of Section 2.5(a) hereof. Except as provided in Section 2.5(e), a shareholder's notice must be received at the principal executive offices of the Corporation on or before the deadline for submitting shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") but not more than thirty (30) days before such deadline. Such shareholder's notice shall set forth (i) with respect to each matter, if any, that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) with respect to each person, if any, whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director) that is required under the Exchange Act, (iii) the name and address, as they


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     appear on the Corporation's records, of the shareholder proposing such business or nominating such persons (as the case may be), and the name and address of the beneficial owner, if any, on whose behalf the proposal or nomination is made, (iv) the class and number of shares of capital stock of the Corporation that are owned beneficially and of record by such shareholder of record and by the beneficial owner, if any, on whose behalf the proposal or nomination is made, and (v) any material interest or relationship that such shareholder of record and/or the beneficial owner, if any, on whose behalf the proposal or nomination is made may respectively have in such business or with such nominee. At the request of the Board of Directors, any person nominated for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a shareholder's notice of nomination which pertains to the nominee.

          (d) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted, and no person shall be nominated to serve as a director, at an annual or special meeting of shareholders, except in accordance with the procedures set forth in this Section 2.5 and elsewhere in these Bylaws. The chairman of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting, or that a nomination was not made, in accordance with the procedures prescribed by these Bylaws and, if he or she shall so determine, he or she shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted and any defective nomination shall be disregarded. Notwithstanding the foregoing provisions of these Bylaws, a shareholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this
     Section 2.5.

          (e) Notwithstanding anything in these Bylaws to the contrary, solely in connection with the Corporation's 2000 annual meeting, a shareholder's notice of nomination of persons for election to the Board of Directors set forth in this Section 2.5 shall be valid if (x) such notice is received at the principal executive offices of the Corporation on or before March 11, 2000 and (y) such notice otherwise complies with the notice procedures for shareholder's nominations set forth in these Bylaws.

          2.6 Voting List. Prior to each meeting of shareholders, the Secretary or other officer of the Corporation who has responsibility of the Corporation's stock ledger, either directly or through another officer appointed by him or her or through a transfer agent appointed by the Board of Directors, shall prepare a complete list of shareholders entitled to vote thereat, arranged in alphabetical order and showing the address of each shareholder and number of shares of capital stock registered in the name of each shareholder. The shareholders' list must be available for inspection by any shareholder for a period of ten (10) days prior to the


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meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting. To the extent required by law, such list shall be kept on file at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting or a duly executed waiver of notice of such meeting or, if not so specified, at the place where the meeting is to be held and shall be open to examination by any shareholder during ordinary business hours. Such list shall be produced at such meeting and kept at the meeting at all times during such meeting and may be inspected by any shareholder who is present.

          2.7 Quorum. The holders of a majority of the outstanding shares of capital stock entitled to vote on a matter, present in person or by proxy, shall constitute a quorum at any meeting of shareholders, except as otherwise provided by law, the Articles of Incorporation, or these Bylaws. If a quorum shall not be present, in person or by proxy, at any meeting of shareholders, the shareholders entitled to vote thereat who are present, in person or by proxy (or, if no shareholder entitled to vote is present, any officer of the Corporation), may adjourn the meeting from time to time without notice other than announcement at the meeting (unless the Board of Directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been present; provided that, if after the adjournment a new record date is fixed for the adjourned meeting, which the board of directors must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting.

          2.8 Required Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of at least a majority of the outstanding shares of capital stock entitled to vote thereat who are present, in person or by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of law, the Articles of Incorporation, or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The shareholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.


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          2.9 Method of Voting; Proxies. Except as otherwise provided in the
Articles of Incorporation (including any amendment thereto that designates a class or series of preferred stock) or by law, each outstanding share of capital stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Elections of directors need not be by written ballot. At any meeting of shareholders, every shareholder having the right to vote may vote either in person or by a proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. Each such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. If no date is stated in a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.

          2.10 Record Date. For the purpose of determining shareholders entitled (a) to notice of or to vote at any meeting of shareholders or any adjournment thereof, (b) to receive payment of any dividend or other distribution or allotment of any rights, or (c) to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, for any such determination of shareholders, such date in any case to be not more than seventy (70) days and not less than ten (10) days prior to such meeting nor more than seventy
(70) days prior to any other action. If no record date is fixed:

          (i) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (ii) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.


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          (iii) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting and shall fix a new record date in case the meeting is adjourned to a date more than 120 after the date fixed for the original meeting.

          2.11 Conduct of Meeting. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the Vice-Chairman of the Board, if such office has been filled, and, if not or if the Vice Chairman of the Board is absent or otherwise unable to act, the President shall preside at all meetings of shareholders. The Secretary shall keep the records of each meeting of shareholders. In the absence or inability to act for any such officer, such officer's duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these Bylaws or by some person appointed by the meeting.

                            ARTICLE III: DIRECTORS

          3.1 Management. The business and property of the Corporation shall be managed by the Board of Directors. Subject to the restrictions imposed by law, the Articles of Incorporation, or these Bylaws, the Board of Directors may exercise all the powers of the Corporation.

          3.2 Number; Qualification; Election; Term. The Board of Directors shall consist of no fewer than five (5) and no more than twelve (12) directors (plus such number of directors as may be elected from time to time pursuant to the terms of any class or series of preferred stock that may be issued and outstanding from time to time). The exact number of directors shall be the number fixed from time to time by resolution of the Board of Directors. The directors of the Corporation (exclusive of directors who are elected pursuant to the terms of, and serve as representatives of the holders of, any series of preferred stock of the Corporation) shall be referred to herein as "Classified Directors" and shall be divided into three classes, with the first class referred to herein as "Class I," the second class as "Class II," and the third class as "Class III." Each class shall consist as nearly as possible of one-third (1/3) of the total number of directors making up the entire Board of Directors. The term of office of the initial Class I directors shall expire at the 2000 annual meeting of shareholders, the term of office of the initial Class II


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directors shall expire at the 1999 annual meeting of shareholders, and the term of office of the initial Class III directors shall expire at the 1998 annual meeting of shareholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of shareholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

          Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by series or by class (excluding holders of common stock), to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of the Articles of Incorporation (including any amendment to the Articles of Incorporation that designates a series of preferred stock), and such directors so elected by the holders of preferred stock shall not be divided into classes pursuant to this Section 3.2 unless expressly provided by the terms of the Articles of Incorporation.

          3.3 Change in Number. No decrease in the number of directors constituting the entire Board of Directors shall have the effect of shortening the term of any incumbent director.

          3.4 Removal; Vacancies.

          (a) Any or all Classified Directors may be removed, but only for cause, at any annual or special meeting of shareholders, upon the affirmative vote of the holders of a majority of the outstanding shares of each class of capital stock of the Corporation then entitled to vote in person or by proxy at an election of such Classified Directors, provided that notice of the intention to act upon such matter shall have been given in the notice calling such meeting. Newly created directorships resulting from any increase in the authorized number of Classified Directors, and any vacancies occurring in the Board of Directors, whether caused by death, resignation, retirement, disqualification, removal or other termination from office of any Classified Director or otherwise, may be filled by the vote of a majority of the Classified Directors then in office, though less than a quorum, or by the affirmative vote, at any annual meeting or any special meeting of the


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shareholders called for the purpose of filling such directorship, of the holders of a majority of the outstanding shares of each class of capital stock then entitled to vote in person or by proxy at an election of such Classified Directors. Each successor Classified Director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her respective successor shall have been duly elected and qualified.

          (b) Unless otherwise provided by the terms of the Articles of Incorporation (including any amendment thereto that designates a series of preferred stock), any or all directors other than Classified Directors may be removed, with or without cause, at any annual or special meeting of shareholders, upon the affirmative vote of the holders of a majority of the outstanding shares of each class of capital stock then entitled to vote in person or by proxy at an election of such directors, provided that notice of the intention to act upon such matter shall have been given in the notice calling such meeting. Unless otherwise provided by the terms of the Articles of Incorporation (including any amendment thereto that designates a class or series of preferred stock), any vacancies occurring in the Board of Directors caused by death, resignation, retirement, disqualification, removal or other termination from office of any directors other than Classified Directors may be filled by the vote of a majority of the Board of Directors then in office, though less than a quorum, or by the affirmative vote, at any annual meeting or any special meeting of the shareholders called for the purpose of filling such directorship, of the holders of a majority of the outstanding shares of each class of capital stock then entitled to vote in person or by proxy at an election of such directors. Each successor director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her respective successor shall have been duly elected and qualified.

          3.5 Meetings of Directors. The directors may hold their meetings and may have an office and keep the records of the Corporation, except as otherwise provided by law, in such place or places within or without the State of Florida as the Board of Directors may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.


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          3.6 Annual Meeting. The Board of Directors may hold an annual meeting, if a quorum is present, immediately after and at the same place as the annual meeting of shareholders, and no notice of such meeting shall be necessary.

          3.7 Election of Officers. At the first meeting of the Board of Directors after each annual meeting of shareholders at which a quorum shall be present, the Board of Directors shall elect the officers of the Corporation.

          3.8 Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

          3.9 Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer, the President, or any two directors.

          3.10 Notice. Notice of each special meeting shall be given to each director at least twenty-four (24) hours before the meeting. Notice of any such meeting need not be given to any director who, either before or after the meeting, submits a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. The purpose of any special meeting shall be specified in the notice or waiver of notice of such meeting.

          3.11 Quorum; Majority Vote. At all meetings of the Board of Directors, a majority of the directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there is less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. Unless the act of a greater number is required by law, the Articles of Incorporation, or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors. At any time that the Articles of Incorporation provides that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, every reference in these Bylaws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.


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          3.12 Procedure. At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board of Directors may determine. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the Vice-Chairman of the Board, if such office has been filled, and, if not or if the Vice-Chairman of the Board is absent or otherwise unable to act, the President shall preside at all meetings of the Board of Directors. In the absence or inability to act of either such officer, a chairman shall be chosen by the Board of Directors from among the directors present. The Secretary of the Corporation shall act as the secretary of each meeting of the Board of Directors unless the Board of Directors appoints another person to act as secretary of the meeting. The Board of Directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

          3.13 Presumption of Assent. A director of the Corporation who is present at the meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless (i) he or she objects at the beginning of the meeting (or promptly upon his or her arrival at the meeting) to the holding of the meeting or transacting specified business at the meeting, (ii) his or her dissent as to any particular action shall be entered in the minutes of the meeting, or (iii) unless he or she shall file his or her written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

          3.14 Compensation. The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the Board of Directors or any committee thereof (including participation in meeting held by conference telephone call); provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.


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                            ARTICLE IV: COMMITTEES

          4.1 Designation. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate one or more committees, including without limitation an Executive Committee, Audit Committee, Compensation Committee and Nominating Committee as hereinafter described.

          4.2 Number; Qualification; Term; Chairman. Each committee shall consist of one (1) or more directors appointed by resolution adopted by a majority of the entire Board of Directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board of Directors. Each committee member shall serve as such until the earliest of (i) the expiration of his or her term as director, (ii) his or her resignation as a committee member or as a director, or (iii) his or her removal as a committee member or as a director. The Board of Directors may designate one (1) person who is a member of each committee to serve as its chairman.

          4.3 Authority. Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the Board of Directors in the management of the business and the property of the Corporation except to the extent expressly restricted by such resolution or by law, the Articles of Incorporation, or these Bylaws.

          4.4 Committee Changes. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

          4.5 Alternate Members of Committees. The Board of Directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.


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          4.6 Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

          4.7 Special Meeting. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least two (2) days before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

          4.8 Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Articles of Incorporation, or these Bylaws.

          4.9 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board of Directors upon the request of the Board of Directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

          4.10 Compensation. Committee members may, by resolution of the Board of Directors, be compensated for service on any committee and reimbursed for expenses of attendance, if any, for attending any committee meetings.

          4.11 Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the Board of Directors or any director of any responsibility imposed upon it or such director by law.

          4.12 Executive Committee. The Board of Directors may, by resolution, designate one (1) or more of its members to constitute an Executive Committee. The Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the business


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and affairs of the Corporation within the limits permitted by law, including without limitation, the power and authority: (i) to authorize the seal of the Corporation to be affixed to all papers; (ii) to declare a dividend; (iii) to authorize the issuance of stock; (iv) to adopt a plan of merger pursuant to
Section 607.1104 of the Florida Act; and (v) to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, to fix any of the preference rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of shares for, shares of any other class or classes or any other series of the same of any other class or classes of stock of the Corporation.

          4.13 Audit Committee. The Board of Directors may, by resolution, designate not less than two (2) of the directors then in office to constitute an Audit Committee. At least a majority of such directors must be independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with such directors' exercise of independent judgment as a committee member. The Audit Committee, if established, shall (i) consider and make recommendations to the Board of Directors with respect to the employment of a firm of independent public accountants, (ii) confer with the Corporation's independent public accountants to determine the scope of the audit that such accountants will perform, (iii) receive reports from the independent public accountants and transmit such reports to the Board of Directors, and after the close of the fiscal year, transmit to the Board of Directors the financial statements certified by such accountants, (iv) inquire into, examine and make comments on the accounting procedures of the Corporation and the reports of the independent public accountants, and (v) consider and make recommendations to the Board of Directors upon matters presented to it by the officers of the Corporation pertaining to the audit practices and procedures adhered to by the Corporation.

          4.14 Compensation Committee. The Board of Directors may, by resolution, designate not less than three (3) of the directors then in office to constitute a Compensation Committee, at least two (2) of whom shall be independent of management so as to exercise independent judgment as a committee member. The Compensation Committee may exercise all of the authority of the Board of Directors in administering the Corporation's executive compensation plans, including stock option and other incentive plans.

          4.15 Nominating Committee. The Board of Directors may, by resolution, designate not less than three (3) of the directors then in office to constitute a Nominating Committee, at least two (2) of which shall be independent of management so as to exercise independent judgment as a committee member. The Nominating Committee shall recommend to the Board of Directors the slate of nominees for directors to be elected by the shareholders and any directors to be elected by the Board of Directors to fill vacancies.

          4.16 Other Committees. In addition to the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating Committee, the Board of Directors may, by resolution, designate one or more other committees of the Board of Directors in accordance with the provisions of these Bylaws.

                               ARTICLE V: NOTICE

          5.1 Method. Whenever by law, the Articles of Incorporation, or these Bylaws, notice is required to be given to any committee member, director, or shareholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member, director, or shareholder at his or her address as it appears on the books or (in the case of a shareholder) the stock transfer records of the Corporation, or (b) by any other method permitted by law (including but not limited to overnight courier service, telegram, telex, or telefax). Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given at the time delivered to such service with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by telegram, telex, or telefax shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

          5.2 Waiver. Whenever any notice is required to be given to any shareholder, director, or committee member of the Corporation by law, the Articles of Incorporation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a shareholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                             ARTICLE VI: OFFICERS

          6.1 Number, Titles, Term of Office. The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, and such other officers as the Board of Directors may from time to time elect or appoint, including, without limitation, a Vice-Chairman of the Board, one or more Chief Executive Officer, Chief Financial Officer, one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the Board of Directors shall determine), a Secretary, one or more Assistant Secretaries, and a Treasurer and one or more Assistant Treasurers. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any two (2) or more offices may be held by the same person. None of the officers need be a shareholder or a director of the Corporation or a resident of the State of Florida.

          6.2 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

          6.3 Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal, or otherwise) may be filled by the Board of Directors.

          6.4 Authority. officers shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

          6.5 Compensation. The compensation, if any, of officers and agents shall be fixed from time to time by the Board of Directors or any committee thereof; provided, however, that the Board of Directors may delegate the power to determine the compensation of any officer and agent (other than the officer to whom such power is delegated) to any other officer of the Corporation.

          6.6 Chairman. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board of Directors.

          6.7 Vice-Chairman. The Vice-Chairman shall, in the absence or disability of the Chairman, exercise the powers and perform the duties of the Chairman and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board of Directors.

          6.8 Office of the Chief Executive. The Office of the Chief Executive shall be occupied by one or more persons appointed by the Board of Directors. The Chief Executive Officer shall report directly to the Executive Committee of the Board of Directors and shall have general supervision and direction over the business and management of the Corporation, subject to the control of the Executive Committee. The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Executive Committee, the Board of Directors or these Bylaws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed, and, in general, shall perform all duties incident to the Office of the Chief Executive and such other duties as from time to time may be assigned to him or her by the Executive Committee or by these Bylaws. In the event that the Board of Directors appoints more than one person to occupy the position of Chief Executive Officer, the term "Chief Executive Officer" shall refer to each of the Co-Chief Executive Officers so appointed.

          6.9 President. The President shall assist the Chief Executive Officer in the management of and supervision and direction over the business and affairs of the Corporation, subject, however, to the direction of the Chief Executive Officer and the control of the Board of Directors. The President may, in the absence of the Chairman, the Vice-Chairman and the Chief Executive Officer, as the case may be, preside, if present, at each meeting of the shareholders and of the Board of Directors. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments except in cases in which the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed and, in general, shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him or her by the Board of Directors, by these Bylaws or by the Chief Executive Officer.

          6.10 Chief Financial Officer. The Chief Financial Officer shall be the chief financial officer of the Corporation, and shall render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition and results of operation of the Corporation; shall make, sign and file financial, tax and similar reports to any state, federal or municipal government, agency or department, or any self-regulatory organization; shall provide for the continuous review of all accounts and reports; and shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors, by these Bylaws or the Chief Executive Officer or President.

          6.11 Vice Presidents. Each Vice President shall have such powers and perform such duties as from time to time may be assigned to such Vice President or by the Board of Directors or by the Chief Executive Officer or the President and shall perform such other duties as may be prescribed in these Bylaws.

          6.12 Secretary; Assistant Secretary. The Secretary or an Assistant Secretary shall attend all meetings of the shareholders and shall record all the proceedings of the meetings of the Board of Directors and of the shareholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board of Directors, when required. The Secretary or an Assistant Secretary shall give, or cause to be given, notice of all special meetings of the Board of Directors and of the shareholders and shall perform such other duties as may be prescribed by the Board of Directors or by the Chief Executive Officer, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to impress the same on any instrument requiring it, and when so impressed the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to impress the seal of the Corporation and to attest the same by such officer's signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the Chairman, the Vice-Chairman, the Chief Executive Officer or the President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, shall see that the reports, statements and other documents required by statute are properly kept and filed and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board of Directors, by these Bylaws, by the Chief Executive Officer or by the President.

          6.13 Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the Board of Directors and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for such purpose full and adequate accounting of all moneys received or paid for the account of the Corporation; have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the Chairman, the Vice-Chairman, the Chief Executive Officer, the President or the Board of Directors, whenever the Chairman, the Vice-Chairman, the Chief Executive Officer, the President or the Board of Directors shall require the Treasurer so to do, an accounting of the financial condition of the Corporation and of all financial transactions of the Corporation; exhibit at all reasonable times the records and books of account to any of the directors upon application at the office of the Corporation where such records and books are kept; disburse the funds of the Corporation as ordered by the Board of Directors; and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by the Board of Directors, by these Bylaws or by the Chief Executive Officer or by the President.

          6.14 Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board of Directors, by these Bylaws, by the Chief Executive Officer or by the President.

                  ARTICLE VII: CERTIFICATES AND SHAREHOLDERS

          7.1 Certificates for Shares. Certificates for shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board, the Chief Executive Officer or the President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any and all signatures on the certificate may be a facsimile and may be sealed with the seal of the Corporation or a facsimile thereof. If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and the number of shares.

          7.2 Replacement of Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

          7.3 Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

          7.4 Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

          7.5 Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the Corporation.

          7.6 Legends. The Board of Directors shall have the power and authority to provide that certificates representing shares of stock bear such legends as the Board of Directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

                    ARTICLE VIII: MISCELLANEOUS; PROVISIONS

          8.1 Dividends. Subject to provisions of law and the Articles of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the Board of Directors.

          8.2 Reserves. There may be created by the Board of Directors out of funds of the Corporation legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Board of Directors shall consider beneficial to the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

          8.3 Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its shareholders and Board of Directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

          8.4 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

          8.5 Seal. The seal of the Corporation shall be such as from time to time may be approved by the Board of Directors.

          8.6 Resignations. Any director, committee member, or officer may resign by so stating at any meeting of the Board of Directors or by giving written notice to the Board of Directors, the Chairman of the Board, the Vice-Chairman, the Chief Executive Officer, the President, or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          8.7 Securities of Other Corporations. The Chairman of the Board, the Vice-Chairman, the Chief Executive Officer, the President, or any Vice President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

          8.8 Telephone Meetings. Shareholders (acting for themselves or through a proxy), members of the Board of Directors, and members of any committee of the Board of Directors may participate in and hold a meeting of such shareholders, Board of Directors, or committee by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          8.9 Action Without a Meeting.

          (a) Any action required by the Florida Act to be taken at any annual or special meeting of the shareholders, or any action which may be taken at any annual or special meeting of the shareholders, may not be taken without a meeting.

          (b) Except as otherwise provided in the Articles of Incorporation or in these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors, or of any committee of the Board of Directors, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the directors or all the committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of such directors or committee members, as the case may be, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Florida or in any certificate delivered to any person. Such consent or consents shall be filed with the minutes of proceedings of the Board of Directors or committee, as the case may be.

          8.10 Invalid Provisions. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

          8.11 Mortgages, etc. With respect to any deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the Board of Directors authorizing such execution expressly state that such attestation is necessary.

          8.12 Headings. The headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

          8.13 Amendments. The Board of Directors shall have the power, upon the affirmative vote of a majority of the Classified Directors at a meeting lawfully convened, to make, adopt, alter, amend, and repeal from time to time these Bylaws and to make from time to time new Bylaws, subject to the right of the shareholders entitled to vote thereon to adopt, alter, amend, and repeal Bylaws made by the Board of Directors or to make new Bylaws.